SECRETARY'S CERTIFICATE


     I, Elliot H. Lutzker, do hereby certify that I acted as the duly appointed Secretary of the Compensation Committee Meeting of Orbit International Corp. ("Orbit"), and do hereby further certify on behalf of Orbit and solely in my capacity as Secretary of the Meeting of Orbit that the following resolutions of the Regular Meeting of the Compensation Committee occurred October 13, 2004, were duly adopted by the Compensation Committee of Orbit on such date.


RESOLVED, that in order to provide further incentive to remain with the Company for the next ten years; and to incentivize and protect senior management in the event the Company is sold, the proper officers of the Company be, and each of them hereby is, authorized and directed in the name and on behalf of the Company, to cause to be issued Retention Awards in the name of each of Dennis Sunshine, Bruce Reissman and Mitchell Binder, 75,000 shares of Common Stock, $.10 par value of the Company, an aggregate of 225,000 shares, (the "Retention Shares") valued at $6.65 per share, the closing price of the Company's Common stock yesterday; and it was further

RESOLVED, that the Retention Shares shall be issued under the Company's 2003 Employee Stock Incentive Plan and registered with all other shares under the Plan on a Registration Statement on Form S-8; and it was further

RESOLVED, that the Retention Awards shall each vest to the extent of thirty (30%) percent, or 22,500 shares, on the third anniversary date of the date hereof and an additional ten (10%) percent per annum, or 7,500 shares, on each of the next seven (7) consecutive anniversary dates of the date hereof, provided on each anniversary date the respective member of Senior Management is still employed by the Company; and in any event the vesting schedule is subject to confirmation from the Company's auditors that the cliff vesting of 30% would still be amortized over the full ten-year period starting in year one; and it was further

RESOLVED,  that  upon  either (i) the death of a member of Senior Management, or
(ii) a Change of Control of the Company (as defined), provided the officer is then employed by the Company, the unvested portion of the Retention Shares shall accelerate and immediately be vested in its entirety. In the case of death, the aforementioned acceleration is contingent upon the Company receiving life insurance proceeds on the deceased. For purposes of this resolution Change of Control shall mean: (i) the acquisition by an unaffiliated person of 50.1% or more of the Company's outstanding common stock; or (ii) approval by the Company's shareholders of the liquidation or dissolution of the Company; or
(iii) a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company; and it was further

RESOLVED, that upon issuance the Retention Shares shall be delivered to the Company's counsel Robinson & Cole LLP ("Escrow Agent") who shall enter into an Escrow Agreement with the Company and Senior Management in substantially the form annexed hereto as Exhibit A, which agreement shall provide that while the
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Shares  are  held  by  the Escrow Agent all of such Shares shall be voted by the
Escrow Agent in the same manner as the majority of all other shares are voted at any meeting or by consent in lieu of a meeting, and all dividends, either cash or stock, shall be held in escrow and released proportionately with the Retention Shares when they are released or retired; and it was further

RESOLVED, that, upon due issuance of the Retention Shares, each Retention Share shall be deemed duly authorized, validly issued, fully paid and non-assessable; and it was further

RESOLVED, that, upon due issuance of the Retention Shares, the proper officers of the Corporation be, and each of them hereby is, authorized and directed, in the name and on behalf of the Company, to cause to be delivered to the Escrow Agent, the appropriate member of stock certificates evidencing the ownership of Retention Shares.

           IN WITNESS WHEREOF, the undersigned has executed this Certificate as of October 13, 2004.

                                   /s/ Elliot H. Lutzker
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                                   Elliot  H.  Lutzker, Secretary of the Meeting